Exhibit 10.8

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of February [__], 2021 between Power & Digital Infrastructure Acquisition Corp., a Delaware corporation (the “Company”), XPDI Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and [BlackRock Credit Alpha Master Fund L.P./HC NCBR Fund/The Obsidian Master Fund]1 (the “Purchaser”).

RECITALS

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-fourth of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”, and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants (as defined below) in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Sponsor and the Purchaser will purchase, in a private placement that will close simultaneously with the IPO Closing, warrants which are identical to the Public Warrants except that they will be non-redeemable (except under certain limited circumstances) and exercisable on a cashless basis so long as they are held by the Sponsor, the Purchaser or their respective permitted transferees (the “Private Placement Warrants”), for a purchase price of $1.50 per Private Placement Warrant;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Purchaser shall subscribe for and purchase (i) from the Sponsor, shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock” and collectively with the shares of Class A Common Stock, the “Common Stock”) to be issued prior to the IPO (“Founder Shares”) and (ii) from the Company, Private Placement Warrants (together with the Founder Shares, the “Subscribed Securities”);

WHEREAS, the Company and the Sponsor have entered into or intend to concurrently with this Agreement enter into agreements (collectively, the “Subscription Agreements”) in the form of this Agreement with certain affiliates of the Purchaser (together with the Purchaser, the “Subscribing Parties”) for the purchase of Founder Shares and Private Placement Warrants set forth therein; and

[1]	NTD. One agreement for each BlackRock fund is contemplated.

WHEREAS, the Company, the Sponsor and the Subscribing Parties intend for the purchase of Founder Shares and Private Placement Warrants as set forth herein to be made pursuant to Section 4(a)(1) and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), respectively.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase.

(a) Securities.

(i) Subject to the terms and conditions hereof, the Purchaser hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, the number of Private Placement Warrants set forth on Schedule A hereto for the aggregate purchase price set forth on Schedule A hereto (the “Initial Warrant Purchase Price”).

(ii)  On the date of the Business Combination Closing (as defined below), the Purchaser shall purchase from the Sponsor, and the Sponsor shall transfer and sell to the Purchaser, the number of Founder Shares set forth on Schedule A hereto for the aggregate purchase price set forth on Schedule A hereto, by wire transfer of immediately available funds or other means approved by the Sponsor. If the Business Combination Closing has not occurred by the date that is 24 months from the IPO Closing or any stockholder-approved extension period, then no purchase of Founder Shares shall occur pursuant to this Section 1(a)(ii).

(iii) The Purchaser acknowledges that the Subscribed Securities, and any securities of the Company that may be distributed to the Purchaser on account of the Subscribed Securities (collectively, the “Securities”), will be subject to restrictions on transfer as set forth in this Agreement.

(iv) The Company shall notify the Purchaser in writing of the anticipated date of the effectiveness of the Registration Statement (the “Effective Date”) at least three (3) Business Days (as defined below) prior to the Effective Date, and the Purchaser shall remit the Initial Warrant Purchase Price to the Company’s transfer agent (to be held in escrow pending the IPO Closing), by wire transfer of immediately available funds or other means approved by the Company, on the date that is one (1) Business Day prior to the Effective Date, or such other date as the Company and the Purchaser may agree upon in writing; provided, however, that if the actual number of Public Units offered and sold in the IPO is less than 20,000,000 or greater than 60,000,000, then the Purchaser shall not be obligated to remit the Initial Warrant Purchase Price as set forth in Section 1(a)(i) and any of the Purchaser, the Company or the Sponsor may in its sole discretion terminate this Agreement which shall be of no further force or effect. As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York. If the IPO Closing has not occurred by the date that is seven (7) Business Days after the date on which the Purchaser remitted the Initial Warrant Purchase Price to the Company’s transfer agent, then, unless the Purchaser otherwise agrees in writing, the Company will promptly cause its transfer agent to return such amounts to the Purchaser. If the IPO Closing has not occurred by May 30, 2021, this Agreement shall terminate and be of no further force or effect.

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(v) In the event that the underwriters’ over-allotment option in connection with the IPO (the “Over-allotment Option”) is exercised, the Purchaser agrees to purchase additional Founder Shares and Private Placement Warrants as indicated on Schedule A at a price per share and price per warrant set forth on Schedule A. The Company shall notify the Purchaser in writing of the anticipated date of each closing of the exercise of the Over-allotment Option, if any (each, an “Over-allotment Closing”) at least three (3) Business Days prior to such Over-allotment Closing, and the Purchaser shall pay the purchase price for the Private Placement Warrants to be purchased in connection with such Over-allotment Closing by wire transfer of immediately available funds or other means approved by the Company on that date that is one (1) Business Day prior to such Over-allotment Closing (to be held in escrow pending such Over-allotment Closing), or such other date as the Company and the Purchaser may agree upon in writing. If the Over-allotment Closing has not occurred by the date that is seven (7) Business Days after the date on which the Purchaser remitted the purchase price for the Private Placement Warrants to be purchased in connection with such Over-allotment Closing, then, unless the Purchaser otherwise agrees in writing, the Company will promptly cause its transfer agent to return such amounts to the Purchaser. The additional Founder Shares shall be purchased on the date of the Business Combination Closing.

(vi) On the date of the IPO Closing, the Company shall issue to the Purchaser the number of Private Placement Warrants set forth on Schedule A hereto. On the date of each Over-allotment Closing, if any, the Company shall issue to Purchaser the number of Private Placement Warrants as set forth on Schedule A.

(b) Closing Conditions. The Purchaser’s obligation to purchase the Subscribed Securities and the Sponsor’s and the Company’s obligation to sell the Subscribed Securities to the Purchaser is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived by the Company, the Sponsor and the Purchaser in its sole discretion with respect to the other parties’ conditions):

(i)	On the IPO Closing, an Over-allotment Closing or the Business Combination Closing, as applicable, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(ii)	The representations and warranties of the Company, the Sponsor and the Purchaser, contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the IPO Closing, an Over-allotment Closing or the Business Combination Closing, as applicable, as if made on the date of such closing; and

(iii)	In the case of the Company and the Sponsor, each Subscribing Party other than the Purchaser shall have on the IPO Closing, an Over-allotment Closing or the Business Combination Closing, as applicable, concurrently consummated its subscription under its Subscription Agreement.

(c) Delivery of Securities.

(i) The Company shall register the Purchaser as the owner of the Subscribed Securities with the Company’s transfer agent by book entry upon the purchase thereof (provided that prior to the Company’s appointment of a transfer agent it shall register the Purchaser as the owner of such securities in the Company’s stock ledger upon the purchase thereof).

(ii)  Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(d)  Legend Removal. Following the expiration of the transfer restrictions set forth in Section 6(a), if the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then at the Purchaser’s written request, the Company will use its best efforts to cause the Company’s transfer agent to remove the legend set forth in Section 1(c)(ii), subject to compliance by the Purchaser with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

(e) Registration Rights. On the Effective Date, the Company shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, the Subscribing Parties and certain other parties thereto, in substantially the form provided to the Purchaser prior to the date hereof. The Registration Rights Agreement shall provide the Purchaser with registration rights with respect to the Subscribed Securities that are no less favorable to the Purchaser than the registration rights of the Sponsor set forth therein.

2. Potential Reductions.

(a) If, as of the date of the vote by the Company’s stockholders to approve the Business Combination or the Business Day immediately prior to the scheduled closing of the Business Combination, either (A) the Purchaser, the Subscribing Parties and their affiliates do not beneficially own or hold, directly or indirectly, an aggregate of at least 9.9% of the Public Shares (the “Anchor Threshold”) or (B) the Purchaser redeems all or a portion of its Public Shares in connection with the Business Combination that results in the Purchaser, the Subscribing Parties and their affiliates collectively owning less than the Anchor Threshold, then the number of Founder Shares that the Purchaser may purchase pursuant to Section 1(a)(ii) shall be reduced pro rata by a fraction, the numerator of which shall equal the Anchor Threshold less the number of Public Shares held by the Purchaser after giving effect to any redemptions of the Public Shares by the Purchaser, the Subscribing Parties and their affiliates, and the denominator shall equal the Anchor Threshold (the “Ownership Reduction”); provided, however, that in no event shall the Ownership Reduction reduce the number of Founder Shares that the Purchaser may purchase pursuant to Section 1(a)(ii) by more than 75%. For the avoidance of doubt, in calculating the number of Public Shares (if any) which the Purchaser beneficially owns or holds, directly or indirectly, for purposes of determining the number of Public Shares owned, no Public Shares that are beneficially owned by any other Subscribing Party shall be counted (e.g., no Public Shares shall be double counted among Subscribing Parties). By way of example and without limiting the foregoing, in the event the Purchaser, the Subscribing Parties and their affiliates collectively own 50% or 0%, respectively, of the Anchor Threshold (after giving effect to any redemptions of their Public Shares), the number of Founder Shares that the Purchaser may purchase pursuant to Section 1(a)(ii) shall be reduced by 50% or 75%, respectively. For the avoidance of doubt, no Ownership Reduction shall result in the Purchaser having to forfeit or transfer any Private Placement Warrants.

(b) The Purchaser agrees that if, in order to facilitate a Business Combination, the Sponsor decides to forfeit, transfer to a third person, exchange, subject to transfer, vesting or conditional forfeiture provisions or amend the terms of all or any portion of the Founder Shares or to enter into any other arrangements with respect to the Founder Shares (including, without limitation, a transfer of the Sponsor’s membership interests representing an interest in any of the foregoing), including voting in favor of any amendment to the terms of the Founder Shares (each, a “Change in Investment”), such Change in Investment shall apply pro rata to the Purchaser and the Sponsor based on the relative number of Founder Shares to be purchased or held by each on the Business Combination Closing; provided, however that in no event shall such Change in Investment reduce the Founder Shares that the Purchaser may purchase pursuant to Section 1(a)(ii) by more than 75%. By way of example and without limiting the foregoing, in the event 50% or 100%, respectively, of the Sponsor’s Founder Shares are forfeited or transferred by the Sponsor as part of such Business Combination, the number of founder shares that the Purchaser may purchase pursuant to Section 1(a)(ii) shall be reduced by 50% or 75%, respectively. The Purchaser agrees to take all steps and execute all such agreements as may be necessary or reasonably requested by the Sponsor to effectuate such Change in Investment on the same terms as applicable to the Sponsor.

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(c) None of the terms and provisions in a Change in Investment shall apply to, adversely affect or restrict the transfer of, the Founder Shares retained by the Purchaser pursuant to Section 2(a) or Section 2(b). For the avoidance of doubt, the Purchaser shall not be required to forfeit, transfer, exchange or amend the terms of any Private Placement Warrants in connection with a Change in Investment.

3. Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power.  The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization.  The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)  Governmental Consents and Filings.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d) Compliance with Other Instruments.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e)  Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than the Company) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)   Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

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(g)  Restricted Securities.  The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities except pursuant to the Registration Rights Agreement.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company has confidentially submitted the Registration Statement for its proposed IPO. The Purchaser understands that the offering of Securities and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to its purchase of Securities hereunder.

(h) No Public Market.  The Purchaser understands that no public market now exists for the Securities, and that the Company has not made any assurances that a public market will ever exist for the Securities.

(i) High Degree of Risk.  The Purchaser understands that the purchase of the Subscribed Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) No General Solicitation.  Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l) Place of Investment Decision.  The Purchaser’s investment decision was made in the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m)  Adequacy of Financing. The Purchaser will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

(o) No Other Representations and Warranties; Non-Reliance.  Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company and the Sponsor in Section 4 and Section 5 of this Agreement, respectively, and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”) or by the Sponsor, any person on behalf of the Sponsor or any of the Sponsor’s affiliates (collectively, the “Sponsor Parties”) with respect to the transactions contemplated hereby.

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4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Purchaser as follows:

(a) Organization and Corporate Power.  The Company is incorporated and validly existing and in good standing as a corporation under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof:

(i) 500,000,000 shares of Class A Common Stock, none of which is issued and outstanding;

(ii) 550,000,000 shares of Class B Common Stock, 7,067,500 of which are issued and outstanding and held by the Sponsor, and 120,000 of which are issued and outstanding and held by the Company’s independent directors. All of the outstanding shares of Class B Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii)  1,000,000 shares of preferred stock, none of which is issued and outstanding.

(c)  Authorization.  All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Subscribed Securities, has been taken on or prior to the date hereof. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the issuance and delivery of the Subscribed Securities has been taken on or prior to the date hereof. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Valid Issuance of Private Placement Warrants.

(i) The Private Placement Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and fully paid, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(e) below, the Private Placement Warrants will be issued in compliance with all applicable federal and state securities laws, rules and regulations.

(ii)  No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)–(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) IPO.

(i) The Company has provided to the Purchaser, and will at all times prior to the consummation of the IPO promptly provide to the Purchaser, copies of all correspondence sent by the Company to, or received by the Company from, the SEC.

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(ii) The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(f)  Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(g)   Compliance with Other Instruments.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(h)  Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(i) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(j) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(k) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(l) No General Solicitation.  Neither the Company, nor any of its officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Private Placement Warrants.

(m) Non-Public Information. The Company represents and warrants that none of the information conveyed to the Purchaser in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

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(n)  No Other Representations and Warranties; Non-Reliance.  Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the offering of Securities hereunder, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

5. Representations, Warranties and Covenants of the Sponsor. The Sponsor represents, warrants and covenants as follows:

(a) Organization and Power. The Sponsor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Sponsor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Sponsor, will constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Encumbrances. The Founder Shares to be sold to the Purchaser (i) are owned by the Sponsor free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws and as described in the Registration Statement, (ii) are subject to certain transfer restrictions as set forth in the Registration Statement, and (iii) will not subject the Purchaser to personal liability upon its acquisition of such Founder Shares by reason of being a holder of such Founder Shares.

(d) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, none of the Sponsor Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Sponsor or the offering of Securities hereunder, and the Sponsor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Sponsor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

(e) Most Favored Nation. None of the Sponsor, the Company or any of their affiliates will enter into any arrangement, agreement or understanding containing terms relating to the subscription of the Founder Shares and/or the Private Placement Warrants that are more favorable to the counterparty or offeree than the terms set forth in the Agreement.

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6. Additional Agreements and Acknowledgements of the Purchaser.

(a) Transfer Restrictions.  The Purchaser agrees that it shall not Transfer (as defined below) (i) any Founder Shares and any shares of Class A Common Stock issuable upon conversion thereof until the earlier of (A) one year after the closing of the Business Combination (the “Business Combination Closing”) and (B) subsequent to the Business Combination Closing (x) the date on which the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination Closing, or (y) the date following the Business Combination Closing on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Business Combination Closing that results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property (such period, the “Lock-up Period”) or (ii) any Private Placement Warrants (or any shares of Common Stock issuable upon exercise of the Private Placement Warrants) until 30 days after the Business Combination Closing. Notwithstanding the foregoing, if subsequent to a Business Combination, the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Business Combination Closing, the Founder Shares shall be released from the lockup referenced in this Section 5(a). Notwithstanding the first sentence hereinabove, Transfers of the Securities are permitted (a) to the Company’s employees, officers or directors, any affiliates or family members of any of the Company’s officers or directors, any employees, officers, directors or members of the Sponsor (or former Sponsor if such transfer occurs after a dissolution of the Sponsor) or their affiliates, or any affiliates of the Sponsor (or former Sponsor if such transfer occurs after a dissolution of the Sponsor); (b) in the case of an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Common Stock, as applicable, were originally purchased; (f) by pro rata distributions from the Sponsor to its members, partners, or shareholders pursuant to the Sponsor’s organizational documents; (g) by virtue of the laws of Delaware or the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (h) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination, (i) in the event of completion of a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s Public Stockholders having the right to exchange their Common Stock for cash, securities or other property subsequent to the completion of an initial Business Combination; or (j) in the case of the Purchaser, to such Purchaser’s affiliates, or any investment fund or other entity controlled or managed by such Purchaser, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor (each of the foregoing, a “Permitted Transferee”); provided, however, that in the case of clauses (a) through (g), these permitted transferees must enter into a written agreement agreeing to be bound by the terms of this Agreement, including the forfeiture provisions of Section 2 and these transfer restrictions. As used in this Agreement, “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities; (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y); provided further, that this Section 6(a) shall not prohibit the Purchaser from effecting a Short Sale (as defined below) with securities that do not constitute “Securities” under this Agreement.

(b) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. The Purchaser hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)  The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

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(c) Use of Purchaser’s Name. Neither the Company nor the Sponsor will, without the written consent of the Purchaser in each instance, use in advertising, publicity or otherwise the name of the Purchaser or any of its affiliates, or any director, officer or employee of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser or its affiliates or any information relating to the business or operations of the Purchaser or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose (i) Purchaser’s name and information concerning the Purchaser (A) to the extent required by law, regulation or regulatory request, including in the Registration Statement or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Purchaser’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential, and (ii) Purchaser’s name and the terms of this Agreement to the other Subscription Parties. The Company and the Sponsor agree to provide to the Purchaser for Purchaser’s review any disclosure in any registration statement, proxy statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to the Purchaser or any of its affiliates, and will not make any such submission, filing or disclosure without including any revisions reasonably requested in writing by the Purchaser or to the extent the Purchaser has a good faith objection to such submission, filing or disclosure.

(d) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the closing of the Business Combination. For purposes of this Section 4(c), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis). Notwithstanding anything to the contrary set forth herein, (i) nothing herein shall prohibit any entities under common management or that share an investment advisor with the Purchaser that have no knowledge of this Agreement or of the Purchaser’s participation in the transactions contemplated in this Agreement (including the Purchaser’s controlled affiliates and/or other affiliates) from entering into any Short Sales and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, this Section 6(d) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the amount of Subscribed Securities pursuant to this Agreement. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Securities may be pledged by the Purchaser in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Purchaser effecting a pledge of Subscribed Securities shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Securities are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(e)  Stock Exchange Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Common Stock and Warrants on The Nasdaq Capital Market (or another national securities exchange) until the third anniversary of the Business Combination Closing.

7. General Provisions.

(a) Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Power & Digital Infrastructure Acquisition Corp., Attention: Patrick C. Eilers, Email: Pat Eilers peilers@eptransition.com, with a copy to Kirkland & Ellis LLP, 609 Main Street, Houston, TX 77002, Attention: Debbie P. Yee, Email: debbie.yee@kirkland.com. and Lance K. Hancock, Email: lance.hancock@kirkland.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereto, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 7(a).

(b) No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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(c)  Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d) Entire Agreement.  This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)  Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)   Assignments.  Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings.  The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law.  This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction.  The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments.  This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)  Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

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(n) Expenses.  Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, except that the Sponsor will be responsible for the Subscribing Parties’ legal fees in an aggregate amount up to $50,000. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(o) Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver.  No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance.  Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that the such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Confidentiality.  Except as may be required by law, regulation or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 6(d) hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.  Notwithstanding the foregoing, the Purchaser shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that the Purchaser shall be liable for any breach of such confidentiality obligations by any such person or entity.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP.

By:
Name:
Title:

SPONSOR:

XPDI SPONSOR LLC

By:
Name:
Title:

[Signature Page to Subscription Agreement]

PURCHASER:

[BLACKROCK CREDIT ALPHA MASTER FUND L.P./HC NCBR FUND/THE OBSIDIAN MASTER FUND]

By:
Name:
Title:

Purchaser’s Address for Notices:

c/o BlackRock Financial Management, Inc.
55 East 52nd Street
New York, NY 10055
Attn:  Christopher Biasotti

with copies to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street, New York, NY 10022

Attn: David Maryles and Joe Roy

Email: legaltransactions@blackrock.com

And

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attn: Christopher S. Auguste

Email: cauguste@kramerlevin.com

[Signature Page to Subscription Agreement]

Schedule A

	Number of Subscribed Securities	Initial Purchase Price
Founder Shares	[_]	$	[_]
Private Placement Warrants	[_]	$	[_]

*In the event that the Over-allotment Option is exercised, the Purchaser agrees to purchase (i) up to an additional $[_______] of Founder Shares at a price of $[_____] per share (or up to [______] Founder Shares] and (ii) up to an additional $[________] of Private Placement Warrants at a price of $1.50 per warrant (or up to [______] Private Placement Warrants), in the same proportion as the amount of the over-allotment option that is exercised.